UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 7, 2021

BrewBilt Brewing Company
(Exact name of registrant as specified in its charter)

Florida	000-53276	86-3424797
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

175 Joerschke Dr., Ste. A, Grass Valley, CA 95945
(Address of principal executive offices)

(530) 205-3437
(Registrant’s telephone number, including area code)

Simlatus Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.03 Material Modification to Rights of Security Holders.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to an Agreement and Plan of Merger (“Merger Agreement”), dated as of April 19, 2021, by and between, Simlatus Corporation, a Nevada corporation (“Simlatus”), and BrewBilt Brewing Company, a Florida corporation and wholly-owned subsidiary of Simlatus (“BrewBilt”), effective as of June 7, 2021, Simlatus merged with and into BrewBilt, with BrewBilt being the surviving entity (the “Reincorporation Merger”). The Reincorporation Merger, including the Reverse Stock Split and Name Change described below, were approved by the written consent of stockholders owning a majority of the voting power of Simlatus’s capital stock, as reported in the Definitive Information Statement on Schedule 14C filed by Simlatus with the Securities and Exchange Commission on April 19, 2021.

Pursuant to the terms of the Merger Agreement and as a result of the effectiveness of the Reincorporation Merger:

●	Simlatus merged with and into BrewBilt, with BrewBilt being the surviving corporation;

●	our domicile changed from the State of Nevada to the State of Florida;

●	our name changed from “Simlatus Corporation” to “BrewBilt Brewing Company” (the “Name Change”);

●	we are now governed by the laws of the State of Florida and by BrewBilt’s Articles of Incorporation and Bylaws; and

●	each 150 shares of common stock of Simlatus was converted into and became one validly issued, fully paid and nonassessable share of the common stock of BrewBilt, as further described below (the “Reverse Stock Split”).

The Reincorporation Merger did not result in any change in our headquarters, business, management, location of our any offices or facilities, number of employees, federal tax identification number, assets or liabilities (other than as a result of the costs incident to the Reincorporation Merger, which are not material). Management, including all directors and officers, remain the same immediately after the Reincorporation Merger.

The foregoing description of the Merger Agreement is intended to be a summary and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 2.1 to this Current Report and incorporated by reference herein. Copies of the Articles of Incorporation and Bylaws of BrewBilt are filed as Exhibits 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated by reference herein.

This Current Report is also being filed for the purpose of establishing BrewBilt Company as the successor issuer to Simlatus Corporation pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 12g-3(a) under the Exchange Act, the shares of common stock of BrewBilt Brewing Company, as successor issuer, are deemed registered under Section 12(g) of the Exchange Act.

Additional Trading Information

FINRA Effective Date; Symbol Changes; CUSIP Number. The Reverse Stock Split and Name Change will become effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace at the open of business on June 11, 2021, whereupon the shares of BrewBilt common stock will begin trading on a split-adjusted basis. On the June 11, 2021, the trading symbol for our common stock will change to “SIMLD” for a period of 20 business days, after which our common stock will trade under our new trading symbol “BRBL”. The CUSIP number for BrewBilt’s common stock is 10756B100.

Split Adjustment; No Fractional Shares. As a result of the Reverse Stock Split, the total number of shares of our common stock held by each stockholder will be converted automatically into the number of whole shares of BrewBilt common stock equal to (i) the number of shares of Simlatus common stock held by such stockholder immediately prior to the effectiveness of the Reverse Stock Split, divided by (ii) 150, rounded up (if applicable) to the next whole number. No fractional shares will be issued, and no cash or other consideration will be paid in connection with the Reverse Stock Split. Instead, BrewBilt will issue one whole share of common stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Certificates. Stockholders who hold their shares in electronic form do not have to take any action as the effect of the Reincorporation Merger and Reverse Stock Split will automatically be reflected in their accounts. Stockholders holding paper certificates may (but are not required to) send their certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the Reverse Stock Split and Name Change to each requesting stockholder.

New Horizon Transfer
215-515 West Pender Street
Vancouver, BC V6B 6H5
Canada
Phone: (604) 876-5526
Facsimile: (604) 876-5564

Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged except for minor adjustments that may result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Reverse Stock Split.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of April 19, 2021, by and between, Simlatus Corporation and BrewBilt Brewing Company.

Exhibit 3.1	Articles of Incorporation of BrewBilt Brewing Company.

Exhibit 3.2	Bylaws of BrewBilt Brewing Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BrewBilt Brewing Company

Date: June 10, 2021	By:	/s/ Jef Lewis
Jef Lewis, Chief Executive Officer